UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Sec.240.14a-12

GLOBALINK INVESTMENT INC.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GLOBALINK INVESTMENT INC.

200 Continental Drive, Suite 401

Newark, Delaware 19713

+6012 405 0015

December 2, 2024

AMENDMENT TO THE PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD VIRTUALLY VIA WEBCAST ON TUESDAY, DECEMBER 3, 2024

This amendment, dated December 2, 2024 (which we refer to as this “amendment”), amends and supplements the definitive proxy statement on Schedule 14A, dated November 19, 2024 (as it may be amended or supplemented from time to time, the “Proxy Statement”), filed by Globalink Investment Inc. (“Globalink” or the “Company”). Terms used in this amendment that are not defined have the meaning given to them in the Proxy Statement.

The purpose of this amendment is to provide supplemental information concerning the Extension Amendment and the Extension (which we refer to as the “Supplemental Disclosures”). Except as described in this amendment, the information provided in the Proxy Statement continues to apply. All paragraph headings and page references used herein refer to the headings and pages in the Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures or any other amendments. The Supplemental Disclosures are identified below by bold, underlined text. ~~Stricken-through~~ text shows text being deleted from a referenced disclosure in the Proxy Statement. If information in the Supplemental Disclosures differs from or updates information contained in the Proxy Statement, then the information in the Supplemental Disclosures is more current and supersedes the different information contained in the Proxy Statement. THIS AMENDMENT AND THE SUPPLEMENTAL DISCLOSURES SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND THE PROXY STATEMENT SHOULD BE READ IN ITS ENTIRETY.

Notice of the Special Meeting of Stockholders to be Held on December 3, 2024, page 3

The following language stricken is deleted from the Proxy Statement on page 3 in the section with the heading “Notice of the Special Meeting of Stockholders to be Held on December 3, 2024”:

The purpose of the Extension Amendment and the Trust Amendment Proposal is to allow the Company more time to complete a Business Combination. ~~In addition, we will not proceed with the Extension if the number of redemptions or repurchases of our shares of common stock, par value $0.001, issued in our IPO, which we refer to as the “public shares,” causes us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.~~

Cover Page of the Proxy Statement, page 7

The following language stricken is deleted from the cover page of the Proxy Statement on page 7:

The purpose of the Extension Amendment and the Trust Amendment Proposal is to allow the Company more time to complete a Business Combination. ~~In addition, we will not proceed with the Extension if the number of redemptions or repurchases of our shares of common stock, par value $0.001, issued in our IPO, which we refer to as the “public shares,” causes us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.~~

Questions and Answers about the Special Meeting – What is being voted on?, page 10

The following language stricken is deleted from the Proxy Statement on page 10 in the section with the heading “ Questions and Answers about the Special Meeting — What is being voted on?”:

The Extension Amendment Proposal and the Trust Amendment Proposal are required for the implementation of our Board’s plan to extend the date that we have to complete our initial business combination. The purpose of the Extension Amendment and the Trust Amendment is to allow the Company more time to complete a Business Combination. Approval of the Extension Amendment Proposal and the Trust Amendment Proposal is a condition to the implementation of the Extension.

~~However, we will not proceed with the Extension if the number of redemptions or repurchases of shares of our common stock, par value $0.001 issued in our IPO, which shares we refer to as the “public shares,” causes us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.~~

If the Extension Amendment Proposal and the Trust Amendment Proposal are approved, the Company, pursuant to the terms of the Trust Agreement, will (i) remove from the Trust Account an amount, which we refer to as the “Withdrawal Amount,” equal to the number of public shares properly redeemed multiplied by the per-share price, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares and (ii) deliver to the holders of such redeemed public shares their portion of the Withdrawal Amount. The remainder of such funds shall remain in the Trust Account and be available for use by the Company to complete a business combination on or before the Extended Date. Holders of public shares who do not redeem their public shares now will retain their redemption rights and their ability to vote on a business combination through the Extended Date if the Extension Amendment Proposal and the Trust Amendment Proposal are approved.

Questions and Answers about the Special Meeting – When would the Board abandon the Extension Amendment Proposal and the Trust Amendment Proposal?, page 13

The following language stricken is deleted from the Proxy Statement on page 13 in the section with the heading “Questions and Answers about the Special Meeting — When would the Board abandon the Extension Amendment Proposal and the Trust Amendment Proposal?”:

We intend to hold the Special Meeting to approve the Extension Amendment and the Trust Amendment Proposal and only if the Board has determined as of the time of the Special Meeting that we may not be able to complete a Business Combination on or before December 9, 2024. If we complete a Business Combination on or before December 9, 2024, we will not implement the Extension. Additionally, our Board will abandon the Extension Amendment and Trust Amendment if our stockholders do not approve the Extension Amendment Proposal and the Trust Amendment Proposal. Notwithstanding stockholder approval of the Extension Amendment Proposal and the Trust Amendment Proposal, our Board will retain the right to abandon and not implement the Extension Amendment or Trust Amendment at any time without any further action by our stockholders. ~~In addition, we will not proceed with the Extension if the number of redemptions or repurchases of our shares of common stock, par value $0.001, issued in our IPO causes us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.~~

The Extension Amendment Proposal – Reasons for the Extension Amendment Proposal – if the Extension Amendment Proposal is Approved, page 27

The following language stricken is deleted from the Proxy Statement on page 27 in the section with the heading “The Extension Amendment Proposal — Reasons for the Extension Amendment Proposal — if the Extension Amendment Proposal is Approved”:

If the Extension Amendment Proposal is approved, and the Extension is implemented, the removal of the Withdrawal Amount from the Trust Account in connection with the Election will reduce the amount held in the Trust Account. The Company cannot predict the amount that will remain in the Trust Account if the Extension Amendment Proposal is approved, and the amount remaining in the Trust Account may be only a small fraction of the approximately $30.04 million held in the Trust Account as of November 7, 2024. ~~We will not proceed with the Extension if redemptions or repurchases of our public shares cause us to have less than $5,000,001 of net tangible assets following approval of the Extension Amendment Proposal.~~

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Questions and Additional Information

If you have any questions concerning the merger, the special meeting, the Proxy Statement or this amendment, would like additional copies of the Proxy Statement or need help submitting your proxy or voting your shares of our common stock, please contact Globalink’s proxy solicitor at:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Phone: (212) 297-0720

Email: info@okapipartners.com